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Exhibit 3.12          RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        SIGNATURE HEALTH CARE CORPORATION

                  Originally Filed with the Secretary of State
                            of the State of Delaware
                               on October 13, 1987

               Duly adopted in accordance with Section 245 of the
                General Corporation Law of the State of Delaware

                                    ARTICLE I

                  The name of the corporation is Signature Health Care Corporation (the "Corporation").

                                   ARTICLE II

                  The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE III

                  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,700,000 sh ares, consisting of 700,000 shares of Convertible Preferred Stock, .01 per value (the "Preferred Stock"), and 1,000,000 shares of Common Stock, .01 per value (the "Common Stock").

                  The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Preferred Stock and the Common Stock are as follows:

a.       PREFERRED STOCK

                  i. Dividends. The holder of each share of Preferred Stock shall be entitled to receive dividends on an as converted basis in an amount per share equal to the amount per share received by the holders of the Common Stock. All payments due under this Section A.1 to any holder of shares of Preferred Stock shall be made to the nearest cent. No rights shall accrue to holders of Preferred Stock by reason of the fact that dividends on such shares are not declared in any prior period.

                  ii. Rights on Liquidation, Dissolution, Winding-Up. (i) In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a "Liquidation"), the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Preferred Stock (with respect to rights on liquidation, dissolution or winding-up, the Preferred Stock shall rank prior to the Common Stock) an amount per share equal to 2.86, plus an amount equal to declared but unpaid dividends, if any, to the date of payment. If upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of the Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of the Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in
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full. In the event of any Liquidation, after payment shall have been made to the holders of shares of Preferred Stock in the full amount to which they are entitled as aforesaid, the holders of shares of Common Stock shall be entitled to all remaining assets of the Corporation available for distribution to its stockholders.

                  (ii) In the event _______ and simultaneously with the closing of an Event of Sale (as hereinafter defined), the Corporation shall (unless otherwise prevent by law) redeem all the shares of Preferred Stock then outstanding for a cash amount per share of Preferred Stock redeemed equal to $2.86 plus an amount equal to declared and unpaid dividends, if any, to the date of payment (said redemption being referred to herein as a "Special Redemption"). The date upon which the Special Redemption shall occur is sometimes referred to herein as the "Special Redemption Date." The Corporation shall cause notice of such Special Redemption to be sent by first class certified mail, return receipt requested, postage prepaid, to the holders of record of shares of Preferred
Stock at their respective addresses as the same shall appear on the books of the Corporation. Such notice shall be mailed prior to or at the same time as any notice of a stockholders meeting to be held for the purpose of voting on such Event of Sale or as any request for consent in lieu of such meeting or, if not such notice or consent is required, the notice of such Special Redemption shall be mailed no later than 10 days prior to such Special Redemption Date, each holder of record of shares of Preferred Stock to be redeemed on such Special Redemption Date shall be entitled to receive the applicable Special Redemption Price upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed. Anything contained herein to the contrary notwithstanding, the provision of this Section 2 with respect to the redemption of all of the shares of Preferred Stock may be waived, at the option of the holders of a majority of shares of the Preferred Stock by delivery of written notice to the Corporation prior to the closing of any Event of Sale waiving such redemption, in which event the Corporation shall not redeem any shares of such series of Preferred Stock with respect to which redemption has been waived. If upon any redemption the assets of the Corporation available for redemption shall be insufficient to pay the holders of the shares of Preferred Stock the full amounts to which they shall be entitled, the holders of shares of Preferred Stock to be redeemed shall share ratably in any such redemption based upon their respective ownership of outstanding shares of Preferred Stock. On and after any Special Redemption Date, all rights in respect of the shares of Preferred Stock to be redeemed, except the right to receive the applicable Special Redemption Price as herein provided, shall cease and terminate (unless default shall be made by the Corporation in the payment of the applicable
Special Redemption Price as herein provided, in which event such rights shall be exercisable until such default is cured), and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation. For purposes of this Section 2, an "Event of Sale" shall mean (A) the merger or consolidation of the Corporation into or with another corporation,
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partnership, joint venture, trust or other entity or the merger or consolidation of any other corporation into or with the Corporation (in which consolidation or merger the shareholders of the Corporation receive distributions of cash or securities as a result of such consolidation or merger in exchange for their shares of capital stock of the Corporation), or (B) the sale or other disposition of all or substantially all the assets of the Corporation or the purchase or other acquisition of all or substantially all the assets of any other corporation, partnership, joint venture, trust or other entity, unless, upon consummation of such merger or consolidation or sale or purchase of assets, the holders of voting securities of the Corporation immediately prior to such transaction continue to own directly or indirectly not less than a majority of the voting power of the surviving corporation.

                  iii. Redemption. (i) The Corporation shall (unless otherwise prevented by law) redeem on each of the seventh, eighth and ninth anniversaries of the Original Issuance Date at a redemption price per share equal to $4.30, the lesser of (i) 1/3 of the shares of Preferred Stock outstanding on the seventh anniversary of the Original Issuance Date or (ii) all of the share of Preferred Stock then outstanding. The date on which the Corporation shall redeem shares of Preferred Stock is hereinafter referred to as a "Redemption Date", the total sum payable per share of Preferred Stock on the Redemption Date is hereinafter referred to as the "Redemption Price", and the payment to be made on the Redemption Date is hereinafter referred to as the "Redemption Payment".

                  (ii) On and after the Redemption Date (unless default shall be made by the Corporation in the payment of the Redemption Price as hereinafter provided, in which event such rights shall be exercisable until such default is cured), all rights in respect to the shares of Preferred Stock to be redeemed, except the right to receive the Redemption Price as hereinafter provided, shall cease and terminate; and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

                  (iii) Notice of redemption pursuant to this Section A.3 shall be sent by first-class, certified mail, return receipt requested, postage prepaid, to the holders of shares of Preferred Stock at their respective addresses appearing on the books of the Corporation. Such notice shall be mailed not less than 30 nor more than 60 days in advance of the Redemption Date, and the holders of record of shares of Preferred Stock to be redeemed on such Redemption Date shall be entitled to receive the Redemption Price upon actual delivery to the Corporation or its agent of the certificate representing the shares to be redeemed. If upon any redemption the assets of the Corporation available for redemption shall be insufficient to pay the holders of the shares of Preferred Stock the full amount to which they shall be entitled, the holders of shares of Preferred Stock shall share ratably in any such redemption according to the respective amounts which would be payable thereof if all amounts payable on or with respect to such shares were paid in full.
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                  (iv) The Corporation shall not, and shall not permit any
subsidiary of the Corporation to, purchase or acquire any shares of Preferred Stock otherwise than pursuant to the terms of this Section A.3 or pursuant to an offer made on the same terms of to all holders of shares of Preferred Stock at the time outstanding.

                  (v) Anything contained in this Section A.3 to the contrary notwithstanding, the holders of shares of Preferred Stock shall have the right, exercisable at any time up to the close of business on the Redemption Date (unless default shall be made by the Corporation in the payment of the Redemption Price as herein provided, in which event such right shall be exercisable until such default is cured), to convert all or any part of such shares requested by such holder to be redeemed as herein provided into shares of Common Stock pursuant to Section A.5. If, and to the extent, any shares of Preferred Stock so entitled to redemption are converted into shares of Common Stock by the holders thereof prior to the close of business on the Redemption Date, the total number of shares of Preferred Stock otherwise to be redeemed on such Redemption Date shall be reduced by the number of shares of Preferred Stock so converted.

                  iv. Voting. (i) In addition to the rights specified in Section A.4(b) below and any other rights provided in the Corporation's By-laws or by law, each share of Preferred Stock shall entitle the holder thereof to such number of votes per share ash shall equal the number of shares of Common Stock (including any fraction to one decimal place) into which each share of Preferred Stock is then convertible, and shall further entitle the holder thereof to vote, together with the holders of Common Stock as one class, on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock.

                  (ii) (i) the Corporation shall not, without the affirmative approval of the holders of shares representing at least 60% of the voting power of the Preferred Stock then outstanding, acting separately as one class, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Preferred Stock, (A) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of its properties or assets other than in the ordinary course of its business, (B) purchase, lease or otherwise acquire all or substantially all of the assets of another entity, (C) pay any dividend or make any distribution with respect to any shares of its capital stock or, except as required by Section B.2 hereof or any agreement with an employee providing for the repurchase by the Corporation of such employee's capital stock of the Corporation, make any payment on account of the purchase , redemption or other retirement of any shares of its capital stock, or distribute to holders of shares of Common Stock shares of the Corporation's capital stock (other than Common Stock) or other securities of other entities, evidences of indebtedness issued by the Corporation or other entities, or other assets or options or rights (excluding options to purchase and rights to subscribe for shares of Common Stock or the securities of the Corporation convertible into or exchangeable for shares of Common Stock), (D)
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merge or consolidate with or into, or permit any subsidiary to merge or consolidate with or into, any other corporation, corporations or other entity or entities, (E) create any shares of capital stock which is senior to or on a parity with the Preferred Stock, (F) in any manner alter or change the designations, powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock, (G) take any action to cause any amendment, alteration or repeal of any of the provisions of this Certificate of Incorporation or the By-laws of the Corporation, (H) except for the issuance of shares of capital stock or other securities constituting shares of Excluded Stock (as defined in Section A.5(e)(ii) below), authorize, issue or agree to issue any shares of the Corporation's capital stock or any security, right, option or warrant convertible into, or exercisable or exchangeable for, shares of the Corporation's capital stock or any debt security or capitalized lease with an equity feature of the Corporation or (I) enter into a Related Transaction (as defined in the Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement") dated on or about the Original Issuance Date, among the Corporation and the other signatories thereto) involving more than $25,000, individually or in the aggregate or on terms no less favorable than those available at the same time from non-affiliated persons.

                  (ii) The Corporation shall not, without the affirmative approval of the Board of Directors of the Corporation, including the Preferred Representative (A) acquire, purchase, lease or control in any manner any health care facility or (B) approve any salary or salary increase of any person employed by the Corporation whose salary is in excess of $75,000 per annum, including any consultants employed by the Company.

                  v. Conversion. (i) The holder of any shares of Preferred Stock shall have the right, at any time or from time to time, to convert any or all of such holder's shares of Preferred Stock into such number of fully paid and nonassessable shares of Common Stock as is equal to the quotient obtained by dividing (A) $2.86 multiplied by the number of shares of Preferred Stock being converted, by (B) the Preferred Conversion Price (as last adjusted and then in effect) for the shares of Preferred Stock being converted, by surrender of the certificates representing the shares of Preferred Stock to be converted in the manner provided in Section A.5(b) below. The Preferred Conversion Price per share at which shares of Common Stock shall be issuable upon conversion of shares of Preferred Stock shall be $2.86; provided, however, that such Preferred Conversion Price shall be subject to adjustment as set forth in Section A.5(e) below.

                  (ii) The holder of any shares of Preferred Stock may exercise the conversion right pursuant to Section A.5(a) above by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for
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the shares of Common Stock are to be issued. Such conversion shall be deemed to have been effected on the date when the aforesaid delivery is made, and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in a shares of Common Stock, as provided in Section A.5(d) below, payable with respect to the shares of Preferred Stock so converted up to and including the Conversion Date. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Preferred Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted converted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

                  (iii) Upon the occurrence of an Event of Conversion (as hereinafter defined), all shares of Preferred Stock then outstanding shall, by virtue of, and simultaneously with the occurrence of the Event of Conversion and without any action on the part of the holder thereof, be deemed automatically converted into such whole number of fully paid and nonassessable shares of Common Stock as is equal to the quotient obtained by dividing (A) $2.86 multiplied by the number of shares of Preferred Stock being converted by (B) the Preferred Conversion Price (as last adjusted and then in effect) for the shares of Preferred Stock being converted. As used herein, the term "Event of Conversion" shall mean the consummation of an underwritten public offering on a firm commitment basis of shares of Common Stock pursuant to the Securities Act of 1933 at a net selling price per share of Common Stock (as constituted on the date hereof) of not less than $8.58 and which results in aggregate gross cash proceeds (prior to deduction of underwriters' commissions and expenses, if any) to the Corporation equal to not less than $5,000,000.

                  (iv) No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the
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basis of the aggregate number of shares of Preferred Stock so surrendered.
Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as hereinafter defined) of a share of Common Stock multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interest.

                  (v) The Preferred Conversion Price shall be subject to adjustment from time to time as follows:

                           (i)      If the Corporation shall at any time or from
time to time after the Original Issuance Date, issue any shares of Common Stock, Preferred Stock or other securities convertible into or exchangeable or exercisable for shares of Common Stock, in each case other than Excluded Stock (as hereinafter defined), without consideration or for a consideration per share less than the Preferred Conversion Price in effect immediately prior to the issuance of such Common Stock, Preferred Stock or other security, the Preferred Conversion Price in effect immediately prior to each such issuance shall forthwith (except as provided in this clause(i)) be lowered to a price equal to the quotient obtained by dividing

                           (A) an amount equal to the sum of

                           (x) the total number of shares of Common Stock
outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (C) of this clause (i) and to clause (ii) below (including, but not limited to, the shares of Common Stock issuable upon conversion of the Preferred Stock)) immediately prior to such issuance multiplied by the Preferred Conversion Price in effect immediately prior to such issuance, plus

                           (y)  the consideration received by the Corporation
upon such issuance

                           (B)  the total number of shares of Common Stock
outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (C) of this clause (i) and to clause (ii) below (including but not limited to, the shares of Common Stock issuable upon conversion of the Preferred Stock)) immediately after issuance of such Common Stock.

For the purposes of any adjustment of the Preferred Conversion Price pursuant to this clause (i), the following provisions shall be applicable:

                           (A) In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (B) In the case of the issuance of Common Stock for a
consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment;
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provided, however, that such fair market value as determined by the Board of
Directors shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued.

                           (C) In the case of the issuance of (I) options to
purchase or rights to subscribe for Common Stock, (II) securities by their terms convertible into or exchangeable for Common Stock or (III) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                           (1) the aggregate maximum number of shares of Common
Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (A) and (B) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                           (2) the aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (A) and (B) above;

                           (3) on any change in the number of shares or exercise
price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Preferred Conversion Price shall forthwith be readjusted to such Preferred Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change been made upon the basis of such change; and

                           (4) on the expiration of any such options or rights,
the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Preferred Conversion Price shall forthwith be readjusted to such Preferred Conversion Price as would have been obtained had such options, rights, securities or options or rights related to such securities not been issued.

                           (ii) "Excluded Stock" shall mean:

                           (A) Common Stock issued upon conversion of any shares
of Preferred Stock;
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                           (B)  Common Stock issued to officers, employees or
directors of, or consultants to, the Corporation, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Corporation, options to purchase or rights to subscribe for such Common Stock, or securities (other than the Preferred Stock) by their terms convertible into or exchangeable for such Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities; and

                           (C)  securities issued pursuant to the acquisition
of another corporation by the Corporation by merger, stock acquisition, reorganization, purchase of substantially all of the assets or otherwise whereby the Corporation owns at least 51% of the voting power of such other corporation after such transaction.

                           (iii) If the number of shares of Common Stock
outstanding at any time after the Original Issuance Date is increased by a stock dividend payable in shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividends, subdivision or split-up, such Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                           (iv) If, at any time after the Original Issuance
Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, the, following the record date for such combination, the record date for such combination, the Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                           (v) In case, at any time after the Original Issuance
Date, of any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, each share of Preferred Stock shall after such reorganization, reclassification, consolidation, merger, sale or other disposition be (unless, in the case of a consolidation, merger, sale or other disposition, payment shall have been made to the holders of all shares of Preferred Stock of the full amount to which they shall have been entitled pursuant to Section A.2) convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of such share of Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this Section A.5 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                           (vi) All calculations under this paragraph (e) shall
be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

                           (vii) For the purpose of any computation pursuant to
Section A.5(d) and (e) above, the current market price (the "Current Market Price") at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending on the fifth business day before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30-business-day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the last reported sale price, or if there is no such sale price, the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotations System (NASDAQ") on such day, or if, on any day in question, the security shall not be quoted on the NASDAQ, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (vii) are available for the period required hereunder, the Current Market Price shall be determined by a majority of the entire Board of Directors of the Corporation.

                           (viii) In any case in which the provisions of this
Section A.5(e) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section A.5(d) above; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

                           (vi) Whenever the Preferred Conversion Price shall be
adjusted as provided in Section A.5(e) above, the Corporation shall forthwith file, at the office of the transfer agent for the Preferred Stock or at such other place as may be designated by the Corporation, a statement, signed by its President or Chief Financial Officer and by its Treasurer, showing in detail the facts requiring such adjustment and the Preferred Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each holder of shares of Preferred Stock at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section A.5 (g) below.

                  (vii) In the event the Corporation shall propose to take any action of the types described in clauses (i), (iii), (iv), (v) or (vi) of Section A.5(e) above, the Corporation shall give notice to each holder of shares of Preferred Stock, in the manner set forth in Section A.5(f) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Preferred Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  (viii) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other then that of the holder of the shares of Preferred Stock in respect of which such shares are being issued.

                  (ix) The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock sufficient shares to provide for the conversion of all outstanding shares of Preferred Stock.

                  (x) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

                  vi. Definition. As used in this Article Third, the term "Original Issuance Date" shall mean the date of original issuance of the first share of Preferred Stock.

b.       COMMON STOCK

                  i. Voting. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote. The number of shares of Common Stock may be increased or decreased by the affirmative vote of the holders of all classes of stock entitled to vote thereon voting together as a single class and not with the Common Stock voting separately as a single class.

                  ii. Other Rights. Each share of Common Stock issued and outstanding s hall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment and unless all shares of Preferred Stock have been converted into shares of Common Stock. Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the laws of the State of Delaware, the holders of Common Stock s hall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board of Directors of the Corporation out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon a Liquidation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of sh ares of Preferred Stock of the specific amounts which they are entitled to receive upon such Liquidation as herein provided.

                                   ARTICLE IV

                  The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Corporation's registered agent at such address is The Corporation Trust Company.

                                    ARTICLE V

                  The business and affairs of the Corporation shall be managed by the Board of Directors and the Directors need not be elected by written ballot unless the By-Laws of the Corporation shall so provide. Meetings of the Stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                                   ARTICLE VI

                  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such matter as the said court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE VII

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware Statute, or (iv) for any transaction for which the director derived an improper personal benefit. If the Delaware Statute is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Statute, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  SIGNATURE HEALTH CARE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That at a meeting of the Board of Directors of SIGNATURE HEALTH CARE CORPORATION resolutions were duly adopted setting forth the proposed Restated Certificate of Incorporation, declaring said restatement to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.

                  SECOND: That the stockholders of said corporation, acting by unanimous written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware approved the restatement.

                  THIRD: That said restatement was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, SIGNATURE HEALTH CARE CORPORATION has caused this certificate to be signed by __________________________, its President and attested by _____________________________, its Secretary, this 3rd day of September, 1988.

                                    SIGNATURE HEALTH CARE CORPORATION

                                    /S/
                                    --------------------------------
                                    Its:  President

ATTEST:

/S/
--------------------------------
Secretary

                            CERTIFICATE OF AMENDMENT
                    TO RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        SIGNATURE HEALTH CARE CORPORATION

                        Filed with the Secretary of State
                            of the State of Delaware
                               on October 4, 1988

         SIGNATURE HEALTH CARE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Restate Certificate of Incorporation of the Corporation originally filed with the Secretary of the State of Delaware on October 4, 1988 (the "Restated Certificate") be and hereby is amended by deleting Article III of the Restated Certificate in its entirety and inserting the following in lieu thereof as a new Article III:

                                   ARTICLE III

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,900,000 shares, consisting of 700,000 shares of Convertible Preferred Stock, $.01 par value (the "Preferred Stock"), and 1,200,000 shares of Common Stock, $.01 par value (the "Common Stock").

         The designations, powers, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Preferred Stock and the Common Stock are as follows:

A.       PREFERRED STOCK

         1. Dividends. The holder of each share of Preferred Stock shall be entitled to receive dividends on an as converted basis in an amount per share equal to the amount per share received by the holders of the Common Stock. All payments due under this Section A.1 to any holder of shares of Preferred Stock shall be made to the nearest cent. No rights shall accrue to holders of Preferred Stock by reason of the fact that dividends on such shares are not declared in any prior period.

         2. Rights on Liquidation, Dissolution, Winding-Up. (a) In the event of any liquidation, dissolution of winding-up of the affairs of the Corporation (collectively, a "Liquidation"), the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the asserts of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Preferred Stock (with respect to rights on liquidation, dissolution or winding-up, the Preferred Stock shall rank prior to the Common Stock) an amount per share equal to $2.86, plus an amount equal to declared but unpaid dividends, if any, to the date of payment. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of the Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of the Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. In the event of any Liquidation, after payment shall have been made to the holders of shares of Preferred Stock in the full amount to which they are entitled as aforesaid, the holders of shares of Common Stock shall be entitled to all remaining assets of the Corporation available for distribution to its stockholders.

         (b) In the event of and simultaneously with the closing of an Event of Sale (as hereinafter defined), the Corporation shall (unless otherwise prevented by law) redeem all the shares of Preferred Stock then outstanding for a cash amount per share of Preferred Stock redeemed equal to $2.86 plus an amount equal to declared and unpaid dividends, if any, to the date of payment (said redemption being referred to herein as a "Special Redemption"). The date upon which the Special Redemption shall occur is sometimes referred to herein as the "Special Redemption Date." The Corporation shall cause notice of such Special Redemption to be sent by first class certified mail, return receipt requested, postage prepaid, to the holders of record of shares of Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation. Such notice shall be mailed prior to or at the same time as any notice of a stockholders meeting to be held for the purpose of voting on such Event of Sale or as any request for consent in lieu of such meeting or, if no such notice or consent is required, the notice of such Special Redemption shall be mailed o later than 10 days prior to such Special Redemption Date. At any time on or after the Special Redemption Date, each holder of record of shares of Preferred Stock to be redeemed on such Special Redemption Date shall be entitled to receive the applicable Special Redemption Price upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed. Anything contained herein to the contrary notwithstanding, the provision of this Section 2 with respect to the redemption of all of the shares of Preferred Stock may be waived, at the option of the holders of a majority of shares of the Preferred Stock by delivery of written notice to the Corporation prior to the closing of any Event of Sale waiving such redemption, in which event the Corporation shall not redeem any shares of such series of Preferred Stock with respect to which redemption has been waived. If upon any redemption the assets of the Corporation available for redemption shall be insufficient to pay the holders of the shares of Preferred Stock the full amounts to which they shall be entitled, the holders of shares of Preferred Stock to be redeemed shall share ratably in any such redemption based upon their respective ownership of outstanding shares of Preferred Stock. On and after any Special Redemption Date, all rights in respect of the shares of Preferred Stock to be redeemed, except the right to receive the applicable Special Redemption Price as herein provided, shall cease and terminate (unless default shall be made by the Corporation in the payment of the applicable Special Redemption Price as herein provided, in which event such rights shall be exercisable until such default is cured), and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation. For purposes on this Section 2, an "Event of Sale" shall mean (A) the merger or consolidation of the Corporation into or with another corporation, partnership, joint venture, trust or other entity or the merger or consolidation of any other corporation into or with the Corporation (in which consolidation or merger the shareholders of the Corporation receive distributions of cash or securities as a result of such consolidation or merger in exchange for their shares of capital stock of the Corporation), or (B) the sale or other disposition of all or substantially all the assets of the Corporation or the purchase or other acquisition of all or substantially all the assets of any other corporation, partnership, joint venture, trust or other entity, unless, upon consummation of such merger or consolidation or sale or purchase of assets, the holders of voting securities of the Corporation immediately prior to such transaction continue to own directly or indirectly not less than a majority of the voting power of the surviving corporation.

         3. Redemption. (a) The Corporation shall (unless otherwise prevented by law) redeem on May 31, 1997 at a redemption price per share equal to $4.30, all of the shares of Preferred Stock then outstanding. The date on which the Corporation shall redeem shares of Preferred Stock is hereinafter referred to as a "Redemption Date," the total sum payable per share of Preferred Stock on the Redemption Date is hereinafter referred to as the "Redemption Price," and the payment to be made on the Redemption Date is hereinafter referred to as the "Redemption Payment."

                  (b) On and after the Redemption Date (unless default shall be made by the Corporation in the payment of the Redemption Price as hereinafter provided, in which event such rights shall be exercisable until such default is cured), all rights in respect of the shares of Preferred Stock to be redeemed, except the right to receive the Redemption Price as hereinafter provided, shall cease and terminate; and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

                  (c) Notice of redemption pursuant to this Section A.3 shall be sent by first-class, certified mail, return receipt requested, postage prepaid, to the holders of shares of Preferred Stock at their respective addresses appearing on the books of the Corporation. Such notice shall be mailed not less than 30 nor more than 60 days in advance of the Redemption Date, and the holders of record of shares of Preferred Stock shall be entitled to receive the Redemption Price upon actual delivery to the Corporation or its agent of the certificate representing the shares to be redeemed. If upon any redemption the assets of the Corporation available for redemption shall be insufficient to pay the holders of the shares of Preferred Stock the full amount to which they shall be entitled, the holders of shares of Preferred Stock shall share ratably in any such redemption according to the respective amounts which would be payable thereof if all amounts payable on or with respect to such shares were paid in full.

                  (d) The Corporation shall not, and shall not permit any subsidiary of the Corporation to, purchase or acquire any shares of Preferred Stock otherwise than pursuant to the terms of this

Section A.3 or pursuant to an offer made on the same terms to all holders of shares of Preferred Stock at the time outstanding.

                  (e) Anything contained in this Section A.3 to the contrary notwithstanding, the holders of shares of Preferred Stock shall have the right, exercisable at any time up to the close of business on the Redemption Date (unless default shall be made by the Corporation in the payment of the Redemption Price as herein provided, in which event such right shall be exercisable until such default is cured), to convert all or any part of such shares requested by such holder to be redeemed as herein provided into shares of Common Stock pursuant to Section A.5. If, and to the extent, any shares of Preferred Stock so entitled to redemption are converted into shares of Common Stock by the holders thereof prior to the close of business on the Redemption Date, the total number of shares of Preferred Stock otherwise to be redeemed on such Redemption Date shall be reduced by the number of shares of Preferred Stock so converted.

         4. Voting. (a) In addition to the rights specified in Sections A.4(b) below and any other rights provided in the Corporation's By-laws or by law, each share of Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock (including any fraction to one decimal place) into which each share of Preferred Stock is then convertible, and shall further entitle the holder thereof to vote, together with the holders of Common Stock as one class, on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock.

                  (b) (i) The Corporation shall not, without the affirmative approval of the holders of shares representing at least 60% of the voting power of the Preferred Stock then outstanding, acting separately as one class, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Preferred Stock, (A) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of its properties or assets other than in the ordinary course of its business, (B) purchase, lease or otherwise acquire all or substantially all of the assets of another entity, (C) pay any dividend or make any distribution with respect to any shares of its capital stock or, except as required by Section B.2 hereof or any agreement with an employee providing for the repurchase by the Corporation of such employee's capital stock of the Corporation, make any payment on account of the purchase, redemption or other retirement of any shares of its capital stock, or distribute to holders of shares of Common Stock shares of the Corporation's capital stock (other than Common Stock) or other securities of other entities, evidences of indebtedness issued by the Corporation or other entities, or other assets or options or rights (excluding options to purchase and rights to subscribe for shares of Common Stock or the securities of the Corporation convertible into or exchangeable for shares of Common Stock), (D) merge or consolidate with or into, or permit any subsidiary to merge or consolidate with or into, any other corporation, corporations or other entity or entities, (E) create any shares of capital stock which are senior to or on a parity with the Preferred Stock, (F) in any manner alter or change the designations, powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock, (G) take any action to cause any amendment, alteration or repeal of any of the provisions of this Certificate of Incorporation or the By-laws of the Corporation, (H) except for the issuance of shares of capital stock or other securities constituting shares of Excluded Stock (as defined in Section A.5(e)(ii) below), authorize, issue or agree to issue or agree to issue any shares of the Corporation's capital stock or any security, right, option or warrant convertible into, or exercisable or exchangeable for, shares of the Corporation's capital stock or any debt security or capitalized lease with an equity feature of the Corporation or (I) enter into a Related Transaction (as defined in the Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement") dated on or about the Original Issuance Date, among the Corporation and the other signatories thereto) involving more than $25,000, individually or in the aggregate or on terms no less favorable than those available at the same time from non-affiliated persons.

                           (ii) The Corporation shall not, without the
affirmative approval of the Board of Directors of the Corporation, including the Preferred Representative (A) acquire, purchase, lease or control in any manner any health care facility or (B) approve any salary or salary increase of any person employed by the Corporation whose salary is in excess of $75,000 per annum, including any consultants employed by the Company.

         5. Conversion. (a) The holder of any shares of Preferred Stock shall have the right, at any time or from time to time, to convert any or all of such holder's share or Preferred Stock into such number of fully paid nonassessable shares of Common Stock as is equal to the quotient obtained by dividing (A) $2.86 multiplied by the number of shares of Preferred Stock being converted, by
(B) the Preferred Conversion Price (as last adjusted and then in effect) for the shares of Preferred Stock being converted, by surrender of the certificates representing the shares of Preferred Stock to be converted in the manner provided in Section A.5(b) below. The Preferred Conversion Price per share at which shares of Common Stock shall be issuable upon conversion of shares of Preferred Stock shall be $2.86; provided, however, that such Preferred Conversion Price shall be subject to adjustment as set forth in Section A.5(e) below.

                  (b) The holder of any shares of Preferred Stock may exercise the conversion right pursuant to Section A.5(a) above by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank to the Corporation (if required by it), accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Such conversion shall be deemed to have been effected on the date when the aforesaid delivery is made, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock, as provided in Section A.5(d) below, payable with respect to the shares of Preferred Stock so converted up to and including the Conversion Date. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Preferred Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered fore conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered which new certificate shall entitle the holder thereof to dividends on the shares of Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

                  (c) Upon the occurrence of an Event of Conversion (as hereinafter defined), all shares of Preferred Stock then outstanding shall, by virtue of, and simultaneously with the occurrence of the Event of Conversion and without any action on the part of the holder thereof, be deemed automatically converted into such whole number of fully paid and nonassessable shares of Common Stock as is equal to the quotient obtained by dividing (A) $2.86 multiplied by the number of shares of Preferred Stock being converted by (B) the Preferred Conversion (as last adjusted and then effect) for the shares of Preferred Stock being converted. As used herein, the term "Event of Conversion" shall mean the consummation of an underwritten public offering on a firm commitment basis of shares of Common Stock pursuant to the Securities Act of 1933 at a net selling price per share of Common Stock (as constituted on the date hereof) of not less than $8.58 and which results in aggregate gross cash proceeds (prior to deduction of underwriters' commissions and expense, if any) to the Corporation equal to not less than $5,000,000.

                  (d) No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of

Preferred Stock the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as hereinafter defined) of a share of Common Stock multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interest.

                  (e) The Preferred Conversion Price shall be subject to adjustment from time to time as follows:

                           (i) If the Corporation shall at any time or from time
to time after the Original Issuance Date, issue any shares of Common Stock or other securities convertible into or exchangeable or exercisable for shares of Common Stock, in each case other than Excluded Stock (as hereinafter defined), without consideration or for a consideration per share less than the Preferred Conversion Price in effect immediately prior to the issuance of such Common Stock, Preferred Stock or other security, the Preferred Conversion Price in effect immediately prior to each such issuance shall forthwith (except as provided in this clause (i)) be lowered to a price equal to the quotient obtained by dividing

                           (A) an amount equal to the sum of

                                    (x) the total number of shares of Common
Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (C) of this clause (i) and to clause (ii) below (including, but not limited to, the shares of Common Stock issuable upon conversion of the Preferred Stock)) immediately prior to such issuance multiplied by the Preferred Conversion Price in effect immediately prior to such issuance, plus

                                    (y) the consideration received by the
Corporation upon such issuance,

                           (B) The total number of shares of Common Stock
outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (C) of this clause (i) and to clause (ii) below (including, but not limited to, the shares of Common Stock issuable upon conversion of the Preferred Stock)) immediately after issuance of such Common Stock. For purposes of any adjustment of the Preferred Conversion Price pursuant to this clause (i), the following provisions shall be applicable:

                           (A) In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expense allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance of sale thereof.

                           (B) In the case of the issuance of Common Stock for a
consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment; provided, however, that such fair market value as determined by the Board of Directors shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued.

                           (C) In the case of the issuance of (I) options to
purchase or rights to subscribe for Common Stock, (II) securities by their terms convertible into or exchangeable for Common Stock or (III) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                    (1) the aggregate maximum number of shares
of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (A) and (B) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                    (2) the aggregate maximum number of shares
of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (A) and (B) above);

                                    (3) on any change or in the number of shares
or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Preferred Conversion Price shall forthwith be readjusted to such Preferred Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change been made upon the basis of such change; and

                                    (4) on the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Preferred Conversion Price shall forthwith be readjusted to such Preferred Conversion Price as would have been obtained had such options, rights, securities or options or rights related to such securities not been issued.

                           (ii) "Excluded Stock" shall mean:

                                    (A) Common Stock issued upon conversion of
any shares of Preferred Stock;

                                    (B) Common Stock issued to officers,
employees or directors of, or consultants to, the Corporation, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Corporation, options to purchase or rights to subscribe for such Common Stock, or securities (other than the Preferred Stock) by their terms convertible into or exchangeable for such Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities; and

                                    (C) securities issues pursuant to the
acquisition of another corporation by the Corporation by merger, stock acquisition, reorganization, purchase or substantially all of the assets or otherwise whereby the Corporation owns at least 51% of the voting power of such other corporation after such transaction.

                                    (iii) If the number of shares of Common
Stock outstanding at any time after the Original Issuance Date is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, such Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                                    (iv) If, at any time after the Original
Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                                    (v) In case, at any time after the Original
Issuance Date, of any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, each share of Preferred Stock shall after such reorganization, reclassification, consolidation, merger, sale or other disposition be (unless, in the case of a consolidation, merger, sale or other disposition, payment shall have been made to the holders of all shares of Preferred Stock of the full amount to which they shall have been entitled pursuant to Section A.2.) convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of such share of Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this Section A.5. shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other disposition.

                                    (vi) All calculations under this paragraph
(e) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

                                    (vii) For the purpose of any computation
pursuant to Section A.5(d) and (e) above, the current market price (the "Current Market Price") at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending on the fifth business day before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30-business-day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the last reported sale price, or if there is no such sale price, the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on such day, or if on any day in question, the security shall not be quoted on the NASDAQ, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (vii) are available for the period required hereunder, the Current Market Price shall be determined by a majority of the entire Board of Directors of the Corporation.

                                    (viii) If any case in which the provisions
of this Section A.5(e) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Preferred Stock converted after such record date before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section A.5(d) above; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

                  (f) Whenever the Preferred Conversion Price shall be adjusted as provided in Section A.5(e) above, the Corporation shall forthwith file, at the office of the transfer agent for the Preferred Stock or at such other place as may be designated by the Corporation, a statement, signed by its President or Chief Financial Officer and by its Treasurer, showing in detail the facts requiring such adjustment and the Preferred Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each holder of shares of Preferred Stock at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section A.5(g) below.

                  (g) In the event the Corporation shall propose to take any action of the types described in classes (i), (iii), (iv), (v) or (vi) of Section A.5(e) above, the Corporation shall give notice to each holder of such shares of Preferred Stock, in the manner set forth in Section A.5(f) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Preferred Conversion Price and the number, kind of class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  (h) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Preferred Stock in respect of which such shares are being issued.

                  (i) The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock sufficient shares to provide for the conversion of all outstanding shares of Preferred Stock.

                  (j) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

         6. Definition. As used in this Article III, the term "Original Issuance Date" shall mean the date of original issuance of the first share of Preferred Stock.

B.       COMMON STOCK.

         1. Voting. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote. The number of shares of Common Stock may be increased or decreased by the affirmative vote of the holders of all classes of stock entitled to vote thereon voting together as a single class and not with the Common Stock voting separately as a single class.

         2. Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of (i) Common Stock and (ii) Preferred Stock outstanding at the time of such payment, said shares of Preferred Stock being entitled to receive dividends on an as converted basis under Section A.1 of this Article III. Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board of Directors of the Corporation out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon a Liquidation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of shares of Preferred Stock of the specific amounts which the holders of shares of Preferred Stock of the specific amounts which they are entitled to receive upon such Liquidation as herein provided.

         SECOND: That the aforesaid amendment was duly adopted in accordance with the provisions of Sections 141(f), 242 and 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the capital of the Corporation will not be reduced under or by reason of the aforesaid amendment.

         IN WITNESS WHEREOF, SIGNATURE HEALTH CARE CORPORATION has caused this certificate to be signed by its President and attested by its Secretary as of this 23rd day of April, 1992.

                                    SIGNATURE HEALTH CARE CORPORATION

                                    By /s/
                                       ---------------------------------
                                       Its President

ATTEST:

/s/
---------------------------------